UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 12, 2009

QLT Inc.
(Exact name of Registrant as Specified in its Charter)

British Columbia, Canada (State or other jurisdiction of incorporation)	000-17082 (Commission File Number)	N/A (I.R.S. Employer Identification No.)
887 Great Northern Way, Suite 101, Vancouver, B.C.
Canada, V5T 4 T5
(Address of Principal Executive Offices)
(604) 707-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On February 12, 2009, QLT Inc. (“QLT”) issued a press release announcing that on February 11, 2009, the General Hospital Corporation, doing business as Massachusetts General Hospital (“MGH”), filed a complaint in the Superior Court of the Commonwealth of Massachusetts against QLT Phototherapeutics (Canada), Inc. QLT Phototherapeutics (Canada), Inc. was a prior registered name for QLT. In its complaint, MGH alleges that it entered into a written agreement with QLT that requires QLT to pay MGH the same royalties that it pays Massachusetts Eye and Ear Infirmary (“MEEI”) on sales of Visudyne®. MEEI was recently awarded a 3.01% royalty rate, on worldwide sales, in a legal action. QLT currently pays MGH a 0.5% royalty on Visudyne sales in the United States and Canada. As previously announced, on January 12, 2009, the First Circuit Court of Appeals upheld a jury verdict against QLT in a lawsuit brought against QLT by MEEI in which QLT was found liable under Massachusetts state law for unfair trade practices and ordered to pay to MEEI damages in the form of royalties equal to 3.01% on past, present and future worldwide net sales of Visudyne® plus interest and certain legal fees. Net worldwide sales of Visudyne, through 2008, are approximately $2.6 billion. QLT has filed a petition for rehearing with respect to the foreign sales portion of that damages award, and is further considering its appellate options regarding the decision of the Court of Appeals with its legal counsel and considering its options for further review. As a result of the MEEI judgment, MGH has asserted claims for breach of contract, breach of the implied covenant of good faith and fair dealing, violation of Massachusetts Chapter 93A, Sections 2 and 11, and unjust enrichment. MGH seeks a declaratory judgment that QLT is obligated to pay MGH past, present, and future royalties and other compensation based on the same 3.01% of worldwide sales of Visudyne® awarded to MEEI, money damages and multiple damages in an amount to be proved at trial, pre-judgment interest, costs and attorneys’ fees; and any other and further relief that the court deems just and proper. QLT intends to vigorously defend against the allegations, in part because its contract with MGH specifically limits any obligation of QLT to pay a higher royalty to a circumstance in which QLT has entered into a license agreement with MEEI at a royalty rate higher than the one agreed to between QLT and MGH, and it is QLT’s position that no such license agreement has been entered into. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d)   Exhibits

Exhibit No.	Description

99.1	Press Release of QLT Inc., dated February 12, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLT INC.
Date: February 13, 2009	By:	/s/ Cameron Nelson
		Name:	Cameron Nelson
		Title:	Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of QLT Inc., dated February 12, 2009.